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Exhibit 11.1
                                 DEPARTMENT 56, INC.
                         COMPUTATION OF NET INCOME PER SHARE
                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       Quarter        Quarter
                                                        Ended          Ended
                                                       October 4,  September 28,
                                                         1997           1996
                                                         ----           ----
PRIMARY:
Net Income                                             $13,075        $12,296
                                                       -------        -------
                                                       -------        -------
Weighted average number of common shares outstanding    20,714         21,564

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the average
market price during the period                             190            184
                                                       -------        -------

Weighted average number of common and
common equivalent shares                                20,904         21,748
                                                       -------        -------
                                                       -------        -------


Net Income per Common and
 Common Equivalent Share                               $  0.63        $  0.57
                                                       -------        -------
                                                       -------        -------

FULLY DILUTED:
Net Income                                             $13,075        $12,296
                                                       -------        -------
                                                       -------        -------

Weighted average number of common shares outstanding    20,714         21,564

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the greater
of average market price during the period or period-
end market price                                           246            203
                                                       -------        -------

Weighted average number of common and
 common equivalent shares                               20,960         21,767
                                                       -------        -------
                                                       -------        -------

Fully Diluted Net Income per Common and
Common Equivalent Share                                $  0.62        $  0.56
                                                       -------        -------
                                                       -------        -------


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                                 DEPARTMENT 56, INC.
                         COMPUTATION OF NET INCOME PER SHARE
                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      40 Weeks       39 Weeks
                                                        Ended          Ended
                                                       October 4,  September 28,
                                                        1997           1996
                                                        ----           ----
PRIMARY:

Net Income                                             $34,197        $41,726
                                                       -------        -------
                                                       -------        -------

Weighted average number of common shares outstanding    20,989         21,554

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the average
market price during the period                             128            203
                                                       -------        -------

Weighted average number of common and
common equivalent shares                                21,117         21,757
                                                       -------        -------
                                                       -------        -------


Net Income per Common and
 Common Equivalent Share                               $  1.62        $  1.92
                                                       -------        -------
                                                       -------        -------

FULLY DILUTED:

Net Income                                             $34,197        $41,726
                                                       -------        -------
                                                       -------        -------

Weighted average number of common shares outstanding    20,989         21,554

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the greater
of average market price during the period or period-
end market price                                           218            203
                                                       -------        -------

Weighted average number of common and
 common equivalent shares                               21,207         21,757
                                                       -------        -------
                                                       -------        -------

Fully Diluted Net Income per Common and
Common Equivalent Share                                $  1.61        $  1.92
                                                       -------        -------
                                                       -------        -------